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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

The Spectranetics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE SPECTRANETICS CORPORATION
96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 19, 2007

The Annual Meeting of the Stockholders of THE SPECTRANETICS CORPORATION (the “Company”) will be held at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, Colorado on June 19, 2007, at 9:00 a.m. (MDT) for the following purposes:

1. To elect two members of the Board of Directors to serve a three-year term until the 2010 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified.

2. To approve an amendment to The Spectranetics Corporation 2006 Incentive Award Plan, increasing the authorized number of shares of our common stock issuable thereunder by 350,000 shares.

3. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for fiscal year 2007.

4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record as of the close of business on April 24, 2007, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting in person, we urge you to ensure your representation by voting by proxy as promptly as possible. You may vote by completing, signing, dating and returning the enclosed proxy card, or the form forwarded by your bank, broker or other holder of record, by mail. You may also vote by telephone or electronically through the Internet, as further described on the proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and vote your shares in person, your proxy will not be used.

BY ORDER OF THE BOARD OF DIRECTORS,

John G. Schulte
President and Chief Executive Officer

Colorado Springs, Colorado
April 30, 2007

SOLICITATION OF PROXIES
RECORD DATE AND VOTING OF SECURITIES
REVOCATION OF PROXY
FORWARD-LOOKING STATEMENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
TRANSACTIONS WITH RELATED PERSONS
BUSINESS EXPERIENCE OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS
DIRECTOR COMPENSATION
CHANGE IN PRINCIPAL ACCOUNTANT
AUDIT COMMITTEE REPORT
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Proposal No. 1)
AMENDMENT TO 2006 INCENTIVE AWARD PLAN (Proposal No. 2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal No. 3)
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
2006 ANNUAL REPORT TO STOCKHOLDERS
FORM 10-K FOR THE 2006 FISCAL YEAR
OTHER MATTERS
DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

THE SPECTRANETICS CORPORATION
96 Talamine Court
Colorado Springs, CO 80907
(719) 633-8333

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 19, 2007

PROXY STATEMENT

SOLICITATION OF PROXIES

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of THE SPECTRANETICS CORPORATION (the “Company” or “Spectranetics”) for use at the Annual Meeting of Stockholders of the Company (“Annual Meeting” or the “Meeting”) to be held at the Cheyenne Mountain Resort, 3225 Broadmoor Valley Road, Colorado Springs, Colorado on June 19, 2007, at 9:00 a.m. (MDT). This Proxy Statement and proxy are being mailed to stockholders on or about May 10, 2006.

The cost of soliciting proxies is being borne by the Company. The Company’s officers, directors and other regular employees, without additional compensation, may solicit proxies by telephone or by oral communication or by other appropriate means. The Company does not currently anticipate hiring a firm to solicit proxies. The Company will pay all costs related to the preparation of this Proxy Statement, including legal fees, printer costs and mailing costs.

RECORD DATE AND VOTING OF SECURITIES

Only holders of record of the Company’s common stock (“Common Stock”) outstanding as of the close of business on April 24, 2007, will be entitled to notice of and to vote on matters presented at the Meeting or any adjournments or postponements thereof. As of April 24, 2007 there were 31,138,472 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on each matter presented at the Meeting, and there is no cumulative voting.

In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Each matter is tabulated separately. Directors will be elected by a plurality of the shares voting, which means that abstentions and broker non-votes will not affect the candidates receiving the plurality of votes. Adoption of the other proposals requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (thereby effectively counting as votes against such proposals), whereas broker non-votes are not counted for any purpose in determining whether a proposal has been approved.

If shares are not voted in person, they cannot be voted on your behalf unless a proxy is given. Subject to the limitations described below, you may vote by proxy:

(i) by completing, signing and dating the enclosed proxy card and mailing it promptly in the enclosed envelope;

(ii) by telephone; or

(iii) electronically through the Internet.

Voting By Proxy Card.  Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card. If no specification is made in a properly executed proxy received by the Company, then the proxy will be voted (i) FOR the election of the two (2) nominees to the Board of Directors listed herein, (ii) FOR the approval of the amendment to The Spectranetics Corporation 2006 Incentive Award Plan (the “2006 Award Plan”) and (iii) FOR the ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors. If you own Common Stock through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity, you should follow the instructions provided by your nominee regarding how to instruct your nominee to vote your shares.

Voting By Telephone Or Through The Internet.  If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 12:00 p.m., Central Time, on June 18, 2007. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems. If your shares of Common Stock are held in “street name” for your account, you should contact your broker, bank or other nominee to determine if you may vote by telephone or through the Internet.

REVOCATION OF PROXY

A proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date, or by attending the Meeting and voting in person. If you receive two or more proxy cards, please vote with respect to each in accordance with the procedures described thereon to ensure that all of the shares are represented. All shares represented by each properly completed and unrevoked proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable. All shares properly voted in accordance with the procedures set forth in this Proxy Statement and the accompanying proxy card will be voted in accordance with your instructions.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in our periodic reports on Form 10-Q and Form 8-K.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of March 31, 2007, by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers (as defined on page 18 hereof); and (iv) all of the current executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based solely on information furnished by such holders, have sole voting and dispositive power with respect to such shares, subject to community property laws, where applicable. “Percentage of Outstanding Shares” is based on 31,085,116 shares of Common Stock outstanding on March 31, 2007.

Directors, Named Executive Officers and 5% Stockholders:

			Total Shares	Percentage of
	Shares	Right to	Beneficially	Outstanding
Name and Address	Owned(3)	Acquire(4)	Owned	Shares

5% Stockholders
Deerfield Capital, L.P. and affiliates(1)	1,955,600	0	1,955,600	6.1%
Arbor Capital Management, LLC(2)	1,630,100	0	1,630,100	5.2%
Directors and Named Executive Officers(5)
Emile J. Geisenheimer(6)	163,196	230,000	393,196	1.3%
David G. Blackburn	11,405	33,795	45,200	*
R. John Fletcher	10,000	105,000	115,000	*
Martin T. Hart	131,500	15,000	146,500	*
Joseph M. Ruggio, M.D.	80,500	168,846	249,346	*
John G. Schulte	67,354	720,000	787,354	2.5%
Craig M. Walker, M.D.	342,000	0	342,000	1.1%
Guy A. Childs	13,030	230,875	243,905	*
Kelly Elliott	749	21,875	22,624	*
Will McGuire	1,094	84,375	85,469	*
Steve Okland	2,214	39,062	41,276	*
All current executive officers and Directors as a group (15 persons)	906,046	1,945,048	2,851,094	8.6%

*	Less than 1%

(1)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission, or SEC, on March 9, 2007. Includes 764,605 shares beneficially owned through shared voting and dispositive power by Deerfield Capital, L.P., Deerfield Partners, L.P., and James E. Flynn. Also includes 1,190,995 shares beneficially owned through shared voting and dispositive power by Deerfield Management Company, L.P., Deerfield International Limited, and James E. Flynn. The address for James E. Flynn, Deerfield Capital, L.P., Deerfield Partners, L.P. and Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The address for Deerfield International Limited is c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

(2)	Information obtained from Schedule 13G filed with the Securities and Exchange Commission on January 31, 2007. Shares are beneficially owned by Mr. Rick D. Leggott, CEO of Arbor Capital Management, LLC, as a result of his beneficial ownership of a controlling percentage of its outstanding voting securities. Mr. Leggott disclaims beneficial ownership of these shares.

(3)	Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Excludes shares that may be acquired through stock option exercises.

(4)	Shares that can be acquired through stock options exercisable through May 30, 2007.

(5)	The address of each of the directors and the Named Executive Officers listed is c/o The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, CO 80907.

(6)	Includes 2,500 shares held in a custodial account for Mr. Geisenheimer’s son, of which Mr. Geisenheimer’s spouse has sole voting and dispositive power. Mr. Geisenheimer disclaims beneficial ownership of these shares.

BOARD OF DIRECTORS

The following table lists the members of the Board of Directors of the Company, their ages as of March 31, 2007, their positions with the Company, the year first elected as a director, and the expiration of their current term.

			Director	Term
Name	Age	Positions with the Company	Since	Expires

David G. Blackburn	68	Director	2003	2009
Cornelius C. Bond, Jr.(2)	73	Director	1994	2007
R. John Fletcher	61	Director	2002	2009
Emile J. Geisenheimer	59	Chairman of the Board of Directors	1990	2008
Martin T. Hart(1)	71	Director	2002	2007
Joseph M. Ruggio, M.D.(1)	52	Director	1997	2007
John G. Schulte	58	President and Chief Executive Officer, Director	1996	2008
Craig M. Walker, M.D.	53	Director	2004	2009

(1)	Nominated for re-election to the Board for a three-year term.

(2)	Mr. Bond retired from the Board of Directors on June 30, 2006.

The Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting only directors of the class whose term is expiring are voted upon, and upon election each such director serves a three-year term. The Board of Directors may determine from time to time the size of the Board of Directors, but in no event can it determine to have a Board consisting of less than four or more than eight directors. The size of the Board is currently set at seven. If the number of directors is changed, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class holds office for a term that coincides with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director holds office until the annual meeting for the year in which his term expires until his successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The Company is not aware of any family relationships among any of the directors and executive officers of the Company.

CORPORATE GOVERNANCE

The Board believes that good corporate governance is paramount to ensure that Spectranetics is managed for the long-term benefit of its stockholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve the Company’s corporate governance policies and practices.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of the Nasdaq National Market. The Code of Ethics is posted on our website at www.spectranetics.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907. We intend to disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics required to be disclosed under the rules of the SEC or listing standards of the Nasdaq National Market, at the same location on our website.

Director Independence

Our Board makes an annual determination as to the independence of each Board member under the current standards for “independence” established by the Nasdaq National Market. In March 2007 the Board determined that all of its directors are independent under these standards, except for (i) Mr. Schulte, who serves as President and Chief Executive Officer of the Company; (ii) Dr. Ruggio, who has received compensation from the Company related to the purchase of a patent owned by Dr. Ruggio as described under “Transactions with Related Persons” and; (iii) Dr. Walker, who receives compensation from the Company for physician training services pursuant to a training agreement described under “Director Compensation”.

In making its determination of independence, the Board evaluated the facts and circumstances relating to a transaction in which the Company paid Fletcher Spaght, Inc., or FSI, a strategy consulting firm, $59,400 in connection with certain consulting services provided to the Company in 2006. Mr. Fletcher is currently Chief Executive Officer and owns a controlling interest in FSI. The Board reviewed the payments made to FSI and determined that the payments were on arms length terms and immaterial under the independence standards of the Nasdaq National Market.

Stockholder Communications with the Board

The Board has implemented a process by which stockholders may send written communications directly to the attention of the Board, any Board committee or any individual Board member. Communications will be directed to our Corporate Secretary, who will be primarily responsible for monitoring communications from stockholders and providing copies of such communications to the directors. Communications should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of Company common stock owned by the stockholder and, if the stockholder is not the record owner of the stock, the name of the record owner. The Corporate Secretary will forward all communications which are not more suitably directed to management to the Board, committee or individual director(s), as appropriate. The Corporate Secretary will log all communications not forwarded to the Board, committee or individuals and will make such log available to the Board. Stockholders who wish to communicate with the Board can write to Corporate Secretary, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907.

Board Committees and Meetings

The Board held six meetings during 2006. No director attended fewer than 75% of all Board meetings and meetings of any committee on which he served during 2006, except for Dr. Ruggio, who attended 70%. Members of the Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2006. We typically schedule a Board meeting in conjunction with our Annual Meeting of Stockholders and expect that all of our directors will attend the Annual Meeting, absent a valid reason. All individuals then serving as directors attended our 2006 Meeting.

The Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee.  The Audit Committee currently consists of three directors, Mr. Hart, who serves as Chairman, and Messrs. Geisenheimer and Blackburn, all of whom are “independent” under the current Nasdaq National Market listing standards and SEC rules regarding audit committee membership. Messrs. Fletcher and Ruggio served on the Audit Committee during portions of the 2006 fiscal year. In March 2006, Mr. Fletcher resigned from the Audit Committee and Dr. Ruggio was appointed by the Board of Directors to fill the vacancy. In

March 2007, Dr. Ruggio resigned from the Audit Committee and Mr. Geisenheimer was appointed by the Board of Directors to fill the vacancy.

Pursuant to Section 407 of the Sarbanes Oxley Act, the SEC has adopted rules requiring the Company to disclose whether the Company’s Audit Committee has at least one “audit committee financial expert,” as that term is defined in the SEC’s rules and regulations. The Board has determined that Mr. Hart qualifies as an audit committee financial expert.

The Audit Committee assists the Board in fulfilling its oversight responsibility by overseeing (i) our accounting and financial reporting process and the audit of our financial statements; (ii) the functioning of our systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of our independent auditors; and (iv) the portions of the Code of Ethics that relate to the integrity of accounting and financial reporting. The Audit Committee is also responsible for preparing the report that is required by the SEC rules to be included in this Proxy Statement. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing practices. Such procedures may be found on our website at www.spectranetics.com.

The Audit Committee meets privately with the independent auditors, and the independent auditors have unrestricted access and report directly to the Audit Committee. The Audit Committee is also responsible for administering the Company’s policy and procedures regarding transactions between the Company and related persons, as described under “TRANSACTIONS WITH RELATED PERSONS.”

The Audit Committee held five meetings during 2006. The Board has adopted an Audit Committee charter, which is available on our website at www.spectranetics.com. The report of the Audit Committee for 2006 is found on page 25 of this Proxy Statement.

Compensation Committee.  The Compensation Committee currently consists of three directors, Mr. Fletcher, who serves as Chairman, and Messrs. Geisenheimer and Blackburn, all of whom are “independent” under the current Nasdaq National Market listing standards. Mr. Blackburn was appointed to the Compensation Committee after Mr. Bond retired in June 2006. In March 2007, Dr. Ruggio resigned from the Compensation Committee and Mr. Geisenheimer was appointed by the Board of Directors to fill the vacancy.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans and determining executive and director compensation. The Compensation Committee also participates in the preparation of the Compensation Discussion and Analysis for inclusion in this Proxy Statement and the Company’s Annual Report on Form 10-K and produces a Compensation Committee Report for inclusion in this Proxy Statement, each in accordance with applicable rules and regulations.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers include the following:

•	Compensation for our executive officers, including the Named Executive Officers, is generally determined annually in March. In reviewing and setting executive compensation, the Compensation Committee annually reviews a salary survey of similarly sized and type of health care companies and actual salary amounts provided in peer group proxy statements.

•	The Compensation Committee stays informed as to market levels of compensation and, based on evaluations submitted by management and a review of relevant third-party compensation data as described above, sets compensation levels for the Company’s executive officers that correspond to the Company’s goals and objectives. With respect to the compensation of the Chief Executive Officer, the Compensation Committee evaluates the Company’s goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and sets the Chief Executive Officer’s base salary for the next fiscal year. As part of the evaluation, the Committee also solicits feedback from other Board members. With respect to the compensation of executive officers, following an annual performance review by our Chief Executive Officer, the Chief Executive Officer assesses the individual performance of each such executive and proposes base salaries for each. During the performance review, the other executive officers have an opportunity to provide input regarding their contributions to the Company’s success for the period being assessed. The Compensation Committee then sets these salaries.

•	The Compensation Committee makes recommendations to the Board with respect to incentive compensation plans and equity-based plans. In addition, it approves any grants of stock options and other equity awards to the Company’s executive officers, including the Chief Executive Officer, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”). The Compensation Committee certifies whether performance goals, which are established by the Board of Directors, are met before performance-based compensation is paid to executive officers. The Compensation Committee is also responsible for administering the Company’s equity-based plans, including the 2006 Award Plan.

•	During 2006, no compensation consultants were engaged to provide advice regarding director or executive officer compensation.

The Compensation Committee held three meetings during 2006. The report of the Compensation Committee for 2006 is found on page 17 of this Proxy Statement.

The Compensation Committee has adopted a Compensation Committee charter, which is available on our website at www.spectranetics.com.

Nominating Committee.  The Nominating Committee currently consists of three directors, Mr. Fletcher, who serves as Chairman, and Messrs. Blackburn and Hart, all of whom are “independent” under the current Nasdaq National Market listing standards. The Nominating Committee assists the Board in the selection of nominees for election to the Board. The committee determines the required selection criteria and qualifications of director nominees based upon the needs of Spectranetics at the time nominees are considered and recommends candidates to be nominated for election to the Board.

The Nominating Committee was formed in April 2004 and held two meetings during 2006. The Board has adopted a Nominating Committee charter, which is available on our website at www.spectranetics.com.

Criteria for Director Nominees.  The Board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and issues relating to the medical device industry. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Nominating Committee takes into account a number of factors, including the following:

•	independence from management;

•	depth of understanding of the medical device industry, manufacturing, sales and marketing, finance and/or other elements directly relevant to Spectranetics business;

•	education and professional background;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of the existing Board.

When seeking candidates for director, the Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee has in the past used and may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board, it may recommend to the full Board that candidate’s appointment or election.

Stockholder Recommendations for Nominations to the Board of Directors.  The Nominating Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares of Spectranetics. Candidates recommended by stockholders will be evaluated in the same manner as any other candidate. Stockholders wishing to recommend a candidate for nomination as a director are to send the recommendation in writing to the Chairman of the Nominating Committee, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907. A stockholder recommendation must contain the following information:

•	documentation supporting that the writer is a stockholder of Spectranetics and a statement that the writer is recommending a candidate for nomination as a director;

•	a resume of the candidate’s business experience and educational background that also includes the candidate’s name, business and residence addresses, and principal occupation or employment and an explanation of how the candidate’s background and qualifications are directly relevant to Spectranetics business;

•	the number of shares of Spectranetics common stock beneficially owned by the candidate;

•	a statement detailing any relationship, arrangement or understanding, formal or informal, between or among the candidate, any affiliate of the candidate, and any customer, supplier or competitor of Spectranetics, or any other relationship, arrangement or understanding that might affect the independence of the candidate as a member of the Board;

•	detailed information describing any relationship, arrangement or understanding, formal or informal, between or among the proposing stockholder, the candidate, and any affiliate of the proposing stockholder or the candidate;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the Nominating Committee may request additional information from the candidate or the proposing stockholder and may request an interview with the candidate. The Nominating Committee has discretion to decide which individuals to recommend for nomination as directors.

Any stockholder that desires to recommend a candidate for nomination to the Board who would be considered for election at Spectranetics 2008 Annual Meeting of Stockholders must do so no later than January 11, 2008, the date that proposals meeting the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are due. See “Stockholder Proposals for the 2008 Annual Meeting of Stockholders.”

Compensation Committee Interlocks and Insider Participation

In 2006, Messrs. Bond, Blackburn, Fletcher and Ruggio served as members of the Compensation Committee. Mr. Blackburn was appointed to the Compensation Committee in June 2006, following the retirement of Mr. Bond from the Board of Directors. None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no member of our Board of Directors or of our Compensation Committee, and none of our executive officers, served as a member of the Board of Directors or compensation committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

In February 2007, the Company entered into a Patent Purchase Agreement (the “Agreement”) with Dr. Ruggio pursuant to which the Company purchased (i) a patent owned by Dr. Ruggio covering an apparatus and method for aspirating intravascular, pulmonary and cardiac obstructions and (ii) all causes of action and enforcement rights, whether pending, filed or otherwise, relating to the patent and the inventions covered thereby. Under the terms of the Agreement, the Company paid Dr. Ruggio $150,000 upon execution of the Agreement and will pay royalties of 2% on net revenue received by the Company from sales of products that practice one or more of the inventions covered by the patent. Dr. Ruggio also is entitled to receive a portion of any payments or recoveries that result from the Company’s pursuit of third party infringement claims of the patent, after the recovery by the Company of the $150,000 purchase price and any attorney’s fees incurred by the Company to enforce the patent. During the course of negotiating the above transaction with Dr. Ruggio, members of management consulted on numerous occasions with various Board members regarding the terms of the transaction and concluded that the terms of the transaction were on arms length terms.

In March 2007, the Board of Directors adopted the policy and procedures described below for the review, approval or ratification of “Related Party Transactions.” At such time, the Board ratified the terms of the transaction with Dr. Ruggio described above.

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Board of Directors adopted a written policy and procedures for the review, approval or ratification of “Related Party Transactions.” For purposes of the policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $60,000, and in which any Related Party had, has or will have a direct or indirect interest. The policy defines “Related Party” as:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or is in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Under the policy, the Audit Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction, and either approves or disapproves the Related Party Transaction. A Related Party Transaction may be consummated and continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. If advance Audit Committee approval of a Related Party Transaction requiring the Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee, subject to ratification of the transaction by the Committee at the Committee’s next regularly scheduled meeting; provided that if ratification is not forthcoming, management shall make all reasonable efforts to cancel or annul the transaction. No director may participate in the approval of a Related Party Transaction for which he or she is a Related Party. The Audit Committee has reviewed and pre-

approved certain types of Related Party Transactions, which are deemed approved or ratified, as applicable, under the policy, including the following:

•	Compensation:

•	to an executive officer or director of the Company if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K; or

•	to an executive officer of the Company, if such compensation would have been required to be reported under Item 402 of Regulation S-K as compensation earned for services to the Company if the executive was a “named executive officer” in the proxy statement and such compensation has been approved, or recommended to the Company’s Board of Directors for approval, by the Executive Compensation Committee.

•	Transactions that are in the Company’s ordinary course of business and where the interest of the Related Party arises only:

•	from the Related Party’s position as a director of another corporation or organization that is a party to the transaction;

•	from the direct or indirect ownership by such Related Party and all other Related Parties, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction;

•	from both such positions and ownership described above; or

•	from the Related Party’s position as a limited partner in a partnership in which the Related Party and all other Related Parties, in the aggregate, have an interest of less than 5%, and the Related Party is not a general partner of and does not have another position in the partnership.

•	Transactions that are in the Company’s ordinary course of business and where the interest of the Related Party arises solely from the ownership of a class of equity securities in the Company and all holders of such class of equity securities of the Company will receive the same benefit on a pro rata basis.

BUSINESS EXPERIENCE OF DIRECTORS

John G. Schulte has served on the Board of Directors since August 1996. Mr. Schulte was appointed our President and Chief Executive Officer in January 2003. Mr. Schulte was formerly President and Chief Executive Officer of Consensus Pharmaceuticals, Inc., a privately held biotechnology Company from October 2001 to January 2003. Mr. Schulte had been President and Chief Executive Officer of Somnus Medical Technologies, Inc., a medical device company specializing in the design, development, manufacturing and marketing of minimally invasive medical devices for the treatment of upper airway disorders, from November 1998 until its acquisition by Gyrus Group, PLC, a European medical device company, in October 2001. Previously, Mr. Schulte was President of the Surgical Products Division of Genzyme Corporation, a medical device company specializing in anti-adhesion products for general surgery and cardiovascular medical devices and instruments, from July 1997 to October 1998. From November 1996 to June 1997, he served as Senior Vice President and General Manager of the International and Peripheral Division of Target Therapeutics, Inc., a medical device Company specializing in the treatment of vascular diseases of the brain, which was acquired by Boston Scientific Corporation in April 1997.

David G. Blackburn has served on the Board of Directors since December 2003. Mr. Blackburn has been a consultant since January 2001 with TRG Cardiovascular, a firm specializing in the development of joint venture opportunities including heart hospitals and diagnostic centers. From 1995 to 2001, Mr. Blackburn was president of Arkansas Heart Hospital, an investor-owned hospital specializing in the diagnosis and treatment of heart disease. Prior to that, he served as a senior executive of several hospitals.

Cornelius C. Bond, Jr. served on the Board of Directors from June 1994 until his retirement on June 30, 2006. He served as a member of the Board of Directors for Advanced Interventional systems, Inc. (LAIS) from 1986 until June 1994, when LAIS merged with us. He is a retired general partner of New Enterprise Associates, a large national venture capital firm, having become a general partner in 1982. He also serves as a board member for several privately held companies.

R. John Fletcher has served on the Board of Directors since March 2002. Mr. Fletcher is currently Chief Executive Officer of Fletcher Spaght, Inc. (FSI), a strategy consulting organization, which he founded in 1983, and Managing Director of Fletcher Spaght Ventures, a venture fund. Prior to FSI, Mr. Fletcher was a manager at the Boston Consulting Group. He has an MA in Finance from the Wharton School, University of Pennsylvania and an MBA from Southern Illinois University. Mr. Fletcher is a director of AutoImmune, Inc., a public biotechnology Company developing orally-administered pharmaceutical products, Axrelis Technologies, a semiconductor equipment Company, and Panacos Pharmaceuticals Inc., a biotechnology Company focused on therapeutic solutions for infectious disease.

Emile J. Geisenheimer has served as a Director of the Company since April 1990 and was appointed Chairman of the Board in June 1996. He was appointed Acting President and Chief Executive Officer of the Company in May 2002 and served in this role through January 2003. He has served as President of Madison Investment Partners, Inc., a private equity investment firm, since January 1995. Prior to forming Madison Investment Partners, he was general partner of Nazem and Company, a venture capital management firm, from November 1989 to January 1995.

Martin T. Hart has served on the Board of Directors since December 2002. He has been a private investor for the past 34 years, during which time he served as an executive officer or board member of many of the companies in which he invested. Prior to that he was a managing partner of Main LaFrentz & Company, an international accounting firm that was eventually merged with KPMG LLP. Mr. Hart has served on the board of many public companies. He currently serves on the board and is a member of the audit committee for several public companies, including MassMutual Corporate Investors, an investment Company, MassMutual Participation Investors, an investment Company, ValueClick, Inc., an internet media Company, and Texas Roadhouse, Inc, a restaurant Company.

Joseph M. Ruggio, M.D. has served as a director of the Company since February 1997. Dr. Ruggio is a practicing interventional cardiologist. Since June 1994, Dr. Ruggio has served as President and Chief Executive Officer of Pacific Cardiovascular Associates Medical Group, Inc., a large cardiovascular professional corporation. He also serves as Chairman and President of Via Vitae, a cardiovascular disease management Company, which was founded in February 1996. Prior to that, Dr. Ruggio served as founder and Chairman of UltiMed, Inc., a cardiovascular medical services organization, which was founded in July 1995. From August 1985 to December 1995, Dr. Ruggio served as Chairman of the Department of Cardiology and Director of Invasive Interventional Cardiology for FHP, Inc. Dr. Ruggio serves on several committees of the American College of Cardiology as well as several medical advisory boards.

Craig M. Walker, M.D. has served as a director of the Company since December 2004. He is a practicing interventional cardiologist. Dr. Walker is the Founder, President, and Medical Director of the Cardiovascular Institute of the South, a position he has held since August 1983; Medical Director of the CIS Cardiovascular Fellowship Training Program; Associate Clinical Professor of Medicine Tulane University School of Medicine; and Medical Director of the Cardiac Catheterization Laboratory at Terrebonne General Medical Center.

EXECUTIVE OFFICERS

The current executive officers of the Company, their positions with the Company and their ages as of March 31, 2007 are as follows:

Name	Age	Office

John G. Schulte	58	President and Chief Executive Officer
Guy A. Childs	41	Vice President, Chief Financial Officer
Jonathan W. McGuire	44	Chief Operating Officer
Stephen D. Okland, Jr.	43	Vice President, U.S. Sales and Marketing
Kelly W. Elliott	45	Vice President, Clinical Affairs
Wade A. Bowe	36	Vice President, Product Development and Catheter Manufacturing
Adrian E. Elfe	62	Vice President, Quality Assurance and Regulatory Affairs
Lawrence E. Martel, Jr.	55	Vice President, Operations
Shahriar (Shar) Matin	32	Managing Director, Spectranetics International, B.V.

Each executive officer of the Company serves at the discretion of the Board of Directors. The Company is not aware of any family relationships among any of the directors and executive officers of the Company. Biographical information regarding Mr. Schulte is set forth under the heading “BUSINESS EXPERIENCE OF DIRECTORS.”

Guy A. Childs has served as our Vice President, Chief Financial Officer since January 2003. In May 2002, Mr. Childs was appointed Acting Chief Financial Officer, a position he also held from May 1999 to December 1999. Since joining us in September 1991, Mr. Childs has held various accounting and financial management positions, the most recent being Director of Finance, which he held from January 2000 to May 2002. Prior to joining us, Mr. Childs worked for the public accounting firm of Deloitte & Touche, LLP serving as a senior accountant on various audit engagements in the financial services, healthcare and manufacturing industries.

Jonathan W. McGuire has served as our Chief Operating Officer since October 2005. Prior to joining us, Mr. McGuire held key positions over the past seven years at Guidant Corporation, most recently as General Manager of the Latin America division from March 2003 to August 2005. Prior to that, he held several marketing positions within Guidant’s Vascular Intervention Group, including General Manager — Puerto Rico and U.S.V.I. from March 2003 to March 2004, Director of U.S. Marketing from March 2002 to March 2003, Director of Global Marketing from May 2001 to March 2002 and Manager of Global Stent Marketing from April 1999 to May 2001.

Stephen D. Okland, Jr. has served as Vice President, Sales since February 2006. From May 2003 to January 2006, he served as Vice President of Sales and then Chief Operating Officer at Vasca, Inc., a private medical device company. From April 1991 to May 2003, Mr. Okland held various positions of increasing responsibility at Boston Scientific Corporation, most recently as Director of Sales and Marketing from January 2001 to May 2003.

Kelly W. Elliott has served as our Vice President, Clinical Affairs since June 2005. From January 2004 to May 2005, she served as Senior Director, Clinical Applications Research and Training Development at Stereotaxis, Inc., where she was responsible for developing interventional clinical trial strategy, analyzing and evaluating interventional technology to determine key clinical indications, and designing, launching and overseeing studies to prove clinical value. From September 2002 to December 2003, Ms. Elliott managed all aspects of clinical field operations at IntraLuminal Therapeutics, Inc. in order to facilitate the peripheral and coronary clinical trials through to the FDA. She also has served as the Director of Clinical Research from July 2001 to September 2002 at Novoste Corporation where she was responsible for designing and managing multiple studies and building and managing the medical affairs department.

Wade A. Bowe has served as our Vice President, Catheter Manufacturing and Development since March 2007. From March 2003 to March 2007, he held several positions of increasing responsibility within Spectranetics in Product Development, most recently as Director of Product Development. From January 2000 to March 2003, he served as Group Leader and Principal Engineer within the Vascular Intervention Group at Guidant Corporation.

Prior to that, Mr. Bowe held various engineering positions at Advanced Cardiovascular Systems, Eli-Lilly and Guidant going back to 1989.

Adrian E. Elfe has served as our Vice President, Quality Assurance and Regulatory Affairs since November 1996. He served as Director of Quality Assurance and Regulatory Compliance since first employed by us in April 1990. Prior to joining us, Mr. Elfe directed quality system planning and implementation for nine different companies.

Lawrence E. Martel, Jr. has served as our Vice President, Operations since August 1994 and served as Director of Operations since first employed by us in January 1993. Prior to that time, he served nine years as Vice President of Operations with Mountain Medical Equipment, Inc., a manufacturer of respiratory medical devices for use in the home healthcare and institutional health markets.

Shahriar (Shar) Matin has served as Managing Director of our wholly-owned subsidiary, Spectranetics International, B.V. since April 2007. From January 2006 to March 2007, he held the position of Business Unit Director — Cardiac Rhythm Management for Boston Scientific Corporation (formerly Guidant) in China. During 2005 and 2006, he was the General Manager — Southeast Asia and Pakistan for Guidant Corporation. From 1997 to 2004, Mr. Matin held clinical sales, project management, and manufacturing engineering positions at Guidant Corporation, which included assignments in the United States, Japan and Ireland.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Objectives

For all Named Executive Officers, or NEOs, all compensation, other than base salary, is intended to be performance-based. The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure senior officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Enhance the officers’ incentive to increase the Company’s stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a significant portion of an executive’s compensation opportunity will be directly related to Company’s performance and other factors that directly and indirectly influence stockholder value. Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance. Consistent with our performance-based philosophy, the

Company provides a base salary to our executive officers and includes a significant incentive based component, payable in cash. The Company does not currently have an annual performance-based equity plan for its executive officers, but may make discretionary awards of equity-based compensation to our NEO’s under our 2006 Award Plan.

Determination of Compensation

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to the Company’s executive officers. The compensation of executive officers was benchmarked to a compensation survey of similarly sized and type of companies in the health care industry. The Compensation Committee evaluated the following in determining the amount of executive compensation relative to the market:

•	Competitive practices and the amounts and nature of compensation paid to executive officers of similarly sized and type of companies in the health care industry; the proportionate share of compensation related to base salary and incentive cash compensation categorized by quartiles; and the job responsibilities of the executive positions included in the compensation survey.

•	To aid the Compensation Committee in making its determination, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each member of the executive management team, in turn, participates in an annual performance review with the CEO to provide input about their contributions to the Company’s success for the period being assessed. The CEO recommendations to the Compensation Committee are provided in the context of benchmarking and considering the contribution of each individual executive officer’s contribution to the performance of the Company.

•	For the compensation of the CEO, the Compensation Committee reviewed benchmark data for CEO’s of similarly sized and type of companies in the health care industry.

The Company sets base salary structures and annual incentive targets around the median of a peer group of similarly sized and type of companies in the health care industry. This approach ensures that our compensation cost structures will allow us to remain competitive in our markets. An important component of setting and structuring compensation for the Company’s executive officers is determining the compensation packages offered by the leading healthcare companies in order for the Company to offer competitive compensation within that group of companies. Each year, the Compensation Committee utilizes a survey of the compensation practices of a peer group of companies in the United States to assess our competitiveness. In 2006, that peer group consisted of 18 similarly sized and type of healthcare companies, as determined by annual revenue.

For 2006, we targeted the aggregate value of our total compensation at approximately the median level for our peer group for most executive officer positions. However, we strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s senior executive management that may deviate from the general principle of targeting total compensation at the median level for our peer group. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company.

In setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the peer group. To determine that level of compensation, the Company annually reviews a salary survey of similarly sized and type of health care companies and will consider actual salary amounts provided in peer group proxy statements. Our annual review indicates that, in general, we are providing annual cash compensation based on the median of the companies participating in the survey we reviewed, and the Company believes the design of base and incentive annual cash compensation appropriately provides market compensation to the Company’s executive officers.

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the peer group. In setting base salaries for the Company’s executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys of similarly sized and type of companies within the healthcare industry. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and approved by the Compensation Committee. In setting base salaries each year, the Compensation Committee solicits from the CEO his evaluation of each executive officer. Base salaries for executive officers are then determined on the basis of their level of responsibility, experience and individual performance.

Performance-Based Compensation

The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each executive officer based on performance, the Company evaluates the Company’s and executive’s performance in a number of areas.

The annual bonus program consists of an annual cash component with threshold, target and maximum payouts based on the achievement of certain performance targets approved by the Compensation Committee at the beginning of each year. The threshold, target and maximum payouts for the Chief Executive Officer and the Chief Operating Officer are 25%, 50% and 75%, respectively, of base salary. The Vice President of U.S. Sales and Marketing is eligible for threshold, target and maximum payouts equal to $65,000, $130,000 and $195,000, respectively based on performance against U.S. revenue targets approved by the Board of Directors at the beginning of the year. For all other executive officers, the threshold, target and maximum payouts are 15%, 30% and 45%, respectively, of base salary. In 2006, the criteria for evaluating the performance of the Company and executive officers included total revenue and pre-tax income, excluding stock-based compensation, which in total represented a 75% weighting of the annual cash bonus. The remaining 25% weighting of the annual cash bonus was tied to performance against several qualitative factors, generally consisting of technology, product development and clinical trial milestones and business development activities.

In the event certain threshold performance levels are exceeded but applicable target levels are not achieved, the executive officers will earn proportional awards. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments will be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

Within its performance-based compensation program, the Company aims to compensate the NEOs in a manner that is tax effective for the Company. In practice, all of the annual compensation delivered by the Company is tax-qualified under Section 162(m) of the Internal Revenue Code, as amended.

Long-Term Performance-Based Equity Incentive Program

As discussed above, the Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth. The Company grants stock options to executive officers at the commencement of their employment. The number of stock options granted to an executive officer upon commencement of employment is based on several factors, including the executive’s responsibilities, experience and the value of the stock option at the time of grant. Additional grants other than the initial grant may be made following a significant change in job responsibility or in recognition of a significant achievement. The Company does not currently have an annual performance-based equity plan. The Compensation Committee may consider adopting such a plan in the future.

Defined Contribution Plans

The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. The 401(k) Plan permits eligible employees of the Company to defer up to 100% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of four percent of the participant’s annual salary and subject to certain other limits. Plan participants vest immediately in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan after 60 days credited service with the Company.

Severance and Change in Control Agreements

We currently do not provide contractual severance benefits to any executive officer other than Mr. Schulte, as described below. The Company believes that equity-based compensation motivates its executive officers to increase the market value of its stock and sufficiently aligns its executives’ interests with those of the Company and its stockholders. The Company has historically entered into severance agreements with executive officers upon termination and may consider entering into severance or change in control agreements in the future depending on the circumstances at the time.

Pursuant to the terms of a letter agreement between the Company and Mr. Schulte, in the event Mr. Schulte is terminated by the Company without cause, he is entitled to receive one year’s base salary continuation plus the medical benefits for one year. In the event of a change of control of the Company approved by the Board that results in a material change in Mr. Schulte’s job responsibilities, Mr. Schulte is entitled to receive one year’s base salary continuation, plus one year’s bonus and medical benefits.

The Company’s equity plans provide that all unvested stock options vest in the event of a change in control of the Company if the successor corporation does not assume the option or restricted stock or substitute an equivalent right for the option or restricted stock. Under the 2006 Award Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, then no such acceleration shall apply. Under the 1997 Equity Participation Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, 50% of the unvested option outstanding immediately prior to the change of control accelerates and becomes fully vested. In addition, under the 1997 Equity Participation Plan, in the event of a constructive termination of an employee within one year of a change in control of the Company, any unvested stock option accelerates and becomes fully vested. In keeping with the Company’s belief that its employees are directly responsible for the market value of its Common Stock, the Company believes it is appropriate to reward its employees with the full value of their equity awards in the event of a change in control of the Company.

Other Elements of Compensation and Perquisites

Medical Insurance.  The Company, provides to each NEO, the NEO’s spouse and children such health, dental and optical insurance, subject to certain contributions from the NEO towards the costs of medical insurance. The medical insurance provided to the NEO’s is identical to that of all other employees.

Life and Disability Insurance.  The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other employees.

Employee Stock Purchase Plan.  The Company provides each NEO with an opportunity to purchase common stock of Spectranetics at a discount equal to 15% of the lower of the fair market value of Spectranetics’ common stock at the beginning or end of a six-month purchase period commencing on January 1 and July 1 of each year. Subject to certain limitations, all employees are eligible to participate in the Company’s Employee Stock Purchase Plan.

Executive Officer Perquisites.  It is not our practice to provide our executive officers with any meaningful perquisites. In 2006 no executive officer received any perquisites that would be required to be reported in the Summary Compensation Table.

Deferred Compensation Programs.  We do not maintain any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans. We believe that the equity award component of each executive officer’s total direct compensation should serve as a major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

REPORT OF THE COMPENSATION COMMITTEE1

The Compensation Committee of the Company’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Compensation Committee members:

Mr. R. John Fletcher, Chairman
Mr. David G. Blackburn
Mr. Emile Geisenheimer

1 This Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our Named Executive Officers for all services rendered in all capacities to us for the year ended December 31, 2006. The named executive officers are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers ranked by their total compensation in the table below.

				Non- Equity
Name and Principal			Option	Incentive Plan	All Other
Position	Year	Salary	Awards(1)	Compensation(2)	Compensation(3)	Total

John G. Schulte	2006	$355,192	$272,877	$242,034	$16,913	$887,016
President and Chief Executive Officer(4)
Guy A. Childs	2006	$170,384	$58,679	$70,593	$1,704	$301,360
Vice President, Chief Financial Officer
Jonathan W. McGuire	2006	$208,077	$407,399	$141,187	$5,782	$762,445
Chief Operating Officer
Stephen D. Okland, Jr.	2006	$148,846	$293,651	$132,935	—	$575,432
Vice President, U.S. Sales and Marketing(5)
Kelly W. Elliott	2006	$173,077	$70,542	$70,593	—	$314,212
Vice President, Clinical Affairs and Regulatory Submissions

(1)	The amounts shown do not reflect compensation actually received by the Named Executive Officer. The amounts shown are the amounts of compensation cost recognized by us in fiscal 2006 related to the grants of stock options in fiscal 2006 and prior fiscal years, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 — Stock-Based Compensation and Employee Benefit Plans to our 2006 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Represents cash bonuses paid to each of our Named Executive Officers under our 2006 Incentive Compensation Plan, except for Mr. Okland who was paid a bonus for performance against revenue targets established at the beginning of the year and outlined in the 2006 Compensation Plan — Vice President, U.S. Sales. For a description of the 2006 Incentive Compensation Plan and the 2006 Compensation Plan — Vice President, U.S. Sales, see the “Compensation Discussion & Analysis.” The amounts disclosed represent the actual bonuses earned for 2006 performance which were paid in March 2007 and do not reflect the amounts shown in the Grants of Plan-Based Awards Table below. Additional explanation of the non-equity incentive plan compensation amounts paid can be found under the caption, “Compensation Discussion and Analysis — Performance-Based Compensation” earlier in this Proxy Statement.

(3)	It is not the practice of the Company to provide its executive officers with any meaningful perquisites. Spectranetics has, however, on occasion paid directly or reimbursed certain relocation expenses for one or more executive officers. The amounts shown consist of our incremental cost for the provision to the Named Executive Officers of specified compensation elements during 2006, as follows:

		Temporary	Vacation
Named Executive Officer	401(k) Match	Housing	Payout(6)	Total

John G. Schulte	$3,548	—	$13,365	$16,913
Guy A. Childs	1,704	—	—	1,704
Jonathan W. McGuire	1,635	$4,147	—	5,782
Stephen D. Okland	—	—	—	—
Kelly W. Elliott	—	—	—	—

Our 401(k) matching contributions and vacation payouts are provided to our executive officers on the same basis as that provided to all other U.S. employees.

(4)	Mr. Schulte also serves on the Board. However, Mr. Schulte does not receive additional compensation for his service as a director.

(5)	Mr. Okland joined the Company in February 2006.

(6)	Amount represents vacation earned but not taken, pursuant to Company policy that allows employees to a payout related to vacation earned, but not taken. The payout can only be made to the extent of actual vacation taken in the last 12 months, provided the payout does not exceed 80 hours.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers for the year ended December 31, 2006. The Company does not currently grant annual performance-based awards under any equity incentive plan.

			Estimated Future Payouts			All Other	Exercise or	Grant Date
			Under Non-Equity			Option Awards:	Base Price	Fair Value
			Incentive Plan Awards(4)			Number of Securities	of Option	of Stock
		Grant	Threshold	Target	Maximum	Underlying Options	Awards	and Option
Name	Plan	Date	$	$	$	(#)	($/Sh)	Awards(5)

John G. Schulte	(1)	—	90,000	180,000	270,000		—	—
Guy A. Childs	(1)	—	26,250	52,500	78,750		—	—
Jonathan W. McGuire	(1)	—	52,500	105,000	157,500		—	—
Stephen D. Okland, Jr.	(2)		65,000	130,000	195,000
	(3)	02/27/06	—	—	—	125,000	$11.50	$1,332,225
Kelly W. Elliott	(1)	—	26,250	52,500	78,750		—	—

(1)	Pursuant to the terms of the 2006 Incentive Compensation Plan.

(2)	Pursuant to the terms of the 2006 Compensation Plan — Vice President, U.S. Sales.

(3)	Pursuant to the terms of the 1997 Equity Participation Plan, terminated in 2006 following adoption by our stockholders of the 2006 Award Plan. The options vest over a four-year period and become exercisable 25% on the first anniversary of the grant date and 6.25% each quarter thereafter.

(4)	The amounts shown represent potential value of performance bonus awards under our 2006 Incentive Compensation Plan for each of our Named Executive Officers except for Mr. Okland, who was paid a bonus for performance against revenue targets established at the beginning of the year and outlined in the 2006 Compensation Plan — Vice President, U.S. Sales. For 2006, the Compensation Committee approved, at the recommendation of the Chief Executive Officer, an incentive bonus plan tied to the Company’s attainment of specific performance objectives for which threshold, target and above-target levels were established, referred to in this Proxy Statement as the “2006 Incentive Compensation Plan”. The 2006 Incentive Compensation Plan consists of payouts for (1) the achievement of financial targets, which represents 75% of the total incentive compensation pool; and (2) the achievement of certain qualitative goals, which represents 25% of the total incentive compensation pool and generally consist of clinical trial, technology, product development and business development milestones. The financial targets of the 2006 Incentive Compensation Plan were tied to the following financial measures of company performance: revenue and pre-tax income, excluding stock-based compensation. The 2006 Compensation Plan — Vice President, U.S. Sales provides for threshold, target and maximum payouts equal to $65,000, $130,000 and $195,000 respectively, based on performance against U.S. revenue targets approved by the Board of Directors at the beginning of the year. For the purposes of determining whether the revenue and pre-tax income, excluding stock-based compensation objectives had been met, the Committee used numbers reported by the company in accordance with generally accepted accounting principles in the U.S., or GAAP, adjusted for certain extraordinary items. A total of 34 employees received bonuses under the plans, including the executive officers, senior managers and certain other key employees. In March 2007 the Compensation Committee determined that the Company’s performance for 2006 was above target level for each financial target and at 92% achievement of the qualitative goals. Consequently, the Compensation Committee awarded bonuses totaling $1.1 million from the pool. The bonus awards to executive officers were made in the Compensation Committee’s sole discretion pursuant to the terms of the 2006 Incentive Compensation Plan and the 2006 Compensation Plan — Vice President, U.S. Sales, and were based on information provided by management. All awards were paid in cash. In aggregate, the bonus payments for 2006 to the executive officers, including the Named Executive Officers, totaled $640,754, or 58% of the distributed bonus pool. The actual cash bonus paid to each of the named executive officers for 2006 is set forth in the Summary Compensation Table. Please also see “Compensation Discussion and Analysis” for more details regarding the 2006 Incentive Compensation Plan and the 2006 Compensation Plan — Vice President, U.S. Sales.

(5)	The dollar value of the option shown represents the grant date fair value based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, as amended. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model for Mr. Okland’s option grant: market price of stock, $11.50; exercise price of option, $11.50; expected stock volatility, 156%; risk-free interest rate, 4.81% (based on the 5-year treasury bond rate); expected life, five years; and dividend yield, 0%.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2006:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

John G. Schulte	75,000	0	$3.59	08/02/09	(1)
	45,000	0	1.60	08/02/12	(1)
	562,499	37,501	2.63	02/24/13	(2)
Guy A. Childs	2,000	0	3.00	08/05/07	(1)
	8,000	0	3.38	05/14/08	(1)
	15,000	0	3.03	02/11/09	(1)
	15,000	0	3.06	07/12/09	(1)
	7,000	0	2.66	06/07/09	(1)
	9,500	0	3.94	01/12/10	(1)
	4,375	0	1.56	10/30/10	(1)
	70,000	0	2.07	06/20/12	(1)
	93,748	6,252	2.63	02/24/13	(3)
Jonathan W. McGuire	56,250	168,750	7.81	10/12/15	(1)
Stephen D. Okland, Jr.	0	125,000	11.5	02/27/16	(1)
Kelly W. Elliott	18,750	31,250	5.99	06/27/15	(1)

(1)	Pursuant to the terms of the 1997 Equity Participation Plan, terminated in 2006 following adoption by our stockholders of the 2006 Award Plan. Options have a vesting period of four years with 25% vesting on the first anniversary of the grant date with 6.25% vesting each calendar quarter thereafter.

(2)	Pursuant to the terms of the 1997 Equity Participation Plan, terminated in 2006 following adoption by our stockholders of the 2006 Award Plan. Includes an option to purchase 200,000 shares of common stock with standard four-year vesting; a performance-based option to purchase 150,000 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 250,000 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date. As of March 31, 2007, the market value trigger has been met and the performance-based options are fully vested.

(3)	Pursuant to the terms of the 1997 Equity Participation Plan, terminated in 2006 following adoption by our stockholders of the 2006 Award Plan. Includes an option to purchase 33,334 shares of common stock with standard four-year vesting; a performance-based option to purchase 33,333 shares of common stock if an $8 market value trigger is achieved; and a performance-based option to purchase 33,333 shares of common stock if a $10 market value trigger is achieved. For the performance-based options, if the market value trigger is achieved during the standard vesting period of four years, they vest over the standard four-year vesting period. If the market value trigger is achieved after the standard four-year vesting period, they vest in full upon the achievement of the market value trigger. If the market value trigger is not achieved, the options become fully vested nine years and six months following the option grant date. As of March 31, 2007, the market value trigger has been met and the performance-based options are fully vested.

Option Exercises and Stock Vested

The following table summarizes the option exercises for each of our named executive officers for the year ended December 31, 2006.

Option Awards
	Number of Securities	Value Realized
Name	Acquired on Exercise	on Exercise(1)

John G. Schulte	75,000	$604,688
Guy A. Childs	4,500	33,846
Jonathan W. McGuire	—	—
Stephen D. Okland, Jr.	—	—
Kelly W. Elliott	—	—

(1)	Represents the difference between the market price of a share of our Common Stock on the date of exercise, less the exercise price per share so exercised, multiplied by the number of shares acquired upon exercise. Mr. Schulte sold 47,300 of 75,000 shares in a broker-assisted cashless exercise transaction and continues to hold the remaining 27,700 shares. Mr. Childs continues to hold all of the 4,500 shares acquired upon exercise of his stock option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE OF CONTROL ARRANGEMENTS

We currently do not provide contractual severance benefits to any executive officer other than Mr. Schulte, as described below. The Company believes that equity-based compensation motivates its executive officers to increase the market value of its stock and sufficiently aligns its executives’ interests with those of the Company and its stockholders. The Company has historically entered into severance agreements with executive officers upon termination and may consider entering into severance or change in control agreements in the future depending on the circumstances at the time.

Pursuant to the terms of a letter agreement between the Company and Mr. Schulte, in the event Mr. Schulte is terminated by the Company without cause, he is entitled to receive one year’s base salary continuation plus the medical benefits for one year. In the event of a change of control of the Company approved by the Board that results in a material change in Mr. Schulte’s job responsibilities, Mr. Schulte is entitled to receive one year’s base salary continuation, plus one year’s bonus and medical benefits for one year.

The Company’s equity plans provide that all unvested stock options vest in the event of a change in control of the Company if the successor corporation does not assume the option or restricted stock or substitute an equivalent right for the option or restricted stock. Under the 2006 Award Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, then no such acceleration shall apply. Under the 1997 Equity Participation Plan, if the successor corporation assumes the stock option or substitutes an equivalent right, 50% of the unvested option outstanding immediately prior to the change of control accelerates and becomes fully vested. In addition, under the 1997 Equity Participation Plan, in the event of a constructive termination of an employee within one year of a change in control of the Company, any unvested stock option accelerates and becomes fully vested. In keeping with the Company’s belief that its employees are directly responsible for the market value of its Common Stock, the Company believes it is appropriate to reward its employees with the full value of their equity awards in the event of a change in control of the Company.

Set forth below is the year-end value of unvested stock options for the Named Executive Officers that would vest upon a change in control of the Company, assuming the change in control occurred on the last business day of 2006 and the price per share of the Company’s Common Stock is the closing price as of that date. Also included in the table are the benefits payable to Mr. Schulte under the terms of his letter agreement, assuming the triggering event occurred on the last business day of 2006.

			Continuation	Value of
			of Medical	Unvested	Continuation
Name	Triggering Event	Bonus(2)	Benefits(3)	Options	of Salary(1)

John G. Schulte	Termination without cause	—	$1,192	—	$30,000
	Change in control with constructive termination	$180,000	$1,192	$324,759	$30,000

	Change in control	—	—	$324,759	—

Guy A. Childs	Change in control	—	—	$54,142	—
Jonathan W. McGuire	Change in control	—	—	$587,250	—
Stephen D. Okland, Jr.	Change in control	—	—	—	—
Kelly W. Elliott	Change in control	—	—	$165,625	—

(1)	In the case of a termination without cause or a change in control with constructive termination, represents the monthly salary payment payable to Mr. Schulte over a period of one year.

(2)	In the case of a change in control with constructive termination, represents the aggregate target bonus established for Mr. Schulte by the Compensation Committee for fiscal 2006. The actual bonus paid to Mr. Schulte in the case of a change in control with constructive termination may vary depending on the Company’s performance at such time.

(3)	In the case of a termination without cause or a change in control with constructive termination, represents the estimated monthly payments to the Company’s insurance provider for continued medical coverage over a period of one year.

DIRECTOR COMPENSATION

Stock Options.  Non-employee directors are eligible to participate in the Company’s 2006 Award Plan, which was approved by stockholders on June 6, 2006. Prior to adoption of the 2006 Award Plan, directors participated in the 1997 Equity Participation Plan, which provided for option grants to directors using the same formula and on substantially similar terms. The 2006 Award Plan provides that (i) each person who becomes a non-employee director will be automatically granted on the date of his or her election or appointment an option to purchase 45,000 shares of Common Stock; and (ii) each non-employee director will be granted on each third anniversary of his prior option grant under either the 1997 Equity Participation Plan, or the 2006 Award Plan, an option to purchase 45,000 shares of Common Stock. The exercise price of the options shall equal 100% of fair market value of a share of Common Stock on the grant date. The option grants described above will vest equally over a three-year period on each of the first three anniversaries of the date of grant.

Cash Compensation.  Non-employee directors receive $2,500 for each Board meeting attended in person and $1,000 for meetings attended by telephone. No fees are paid for attendance at Board committee meetings. Board members are reimbursed for expenses associated with their attendance at Board meetings and committee meetings.

Board members also receive $2,500 per diem when serving as a consultant to the Company. No per diem consulting payments were made during 2006.

The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2006.

	Fees Earned
	or Paid	Option	All Other
Director	in Cash	Awards(5)	Compensation(1)		Total

David G. Blackburn	$12,000	$44,684	—		$56,684
Cornelius C. Bond, Jr.(4)	5,000	63,434	—		68,434
R. John Fletcher	12,000	75,051	$59,400	(2)	146,451
Emile J. Geisenheimer	12,000	63,434	—		75,434
Martin T. Hart	12,000	167,028	—		179,028
Joseph M. Ruggio, M.D.	10,000	139,591	—		49,616
Craig M. Walker, M.D.	10,000	67,031	75,000	(3)	154,061

(1)	Directors are reimbursed for travel and other customary business expenses, in accordance with the same policies that apply to all Spectranetics employees. No perquisites are provided to non-employee directors.

(2)	Amount represents consulting fees to Fletcher Spaght, or FSI, for certain consulting activities. Mr. Fletcher is the chief executive officer of FSI and owns a controlling interest in FSI.

(3)	Dr. Walker received compensation of $75,000 during 2006 for his training of physicians in the use and application of Spectranetics excimer laser technology pursuant to a training agreement dated March 24, 2006.

(4)	Mr. Bond retired from the Board on June 30, 2006.

(5)	The amounts shown are the amounts of compensation cost recognized by us in fiscal 2006 related to grants of stock options in fiscal 2006 and in prior fiscal years, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 — Stock-Based Compensation and Employee Benefit Plans to our 2006 Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2006. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

			Number of Shares	2006
	Grant	Exercise	of Stock	Fiscal Year
Director	Date	Price	Underlying Options	Compensation Cost

David G. Blackburn	12/08/03	$3.12	45,000	$37,155
	12/08/06	11.50	45,000	7,529
Cornelius C. Bond, Jr.	06/14/04	5.01	45,000	63,434
R. John Fletcher	03/07/05	5.31	45,000	75,051
Emile J. Geisenheimer	06/14/04	5.01	45,000	63,434
Martin T. Hart	12/09/05	12.01	45,000	167,028
Joseph M. Ruggio, M.D.	02/03/03	3.80	45,000	3,690
	02/03/06	10.79	45,000	135,901
Craig M. Walker, M.D.	12/16/04	5.32	45,000	67,031

The grant date fair value of the options to purchase 45,000 shares of our common stock granted to Mr. Blackburn on December 8, 2006 pursuant to the 1997 Equity Participation Plan was $478,278 based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, as amended. This cost will be recorded in our financial statements over the three-year vesting period. The exercise price of these options is the fair market value on the date of grant. Each option will vest equally over a three-year period, and have a maximum term of ten years, subject to the non-employee director’s continued service on the board through such date. The actual value, if any, a director may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model: market price of stock, $11.50; exercise price of option, $11.50; expected stock volatility, 154%; risk-free interest rate, 4.7% (based on the 5-year treasury bond rate); expected life, 5 years; dividend yield, 0%.

The grant date fair value of the options to purchase 45,000 shares of our common stock granted to Dr. Ruggio on February 3, 2006 pursuant to the 1997 Equity Participation Plan was $449,991 based on the Black-Scholes model of option valuation to determine grant date fair value, as prescribed under Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, as amended. This cost will be recorded in our financial statements over the three-year vesting period. The exercise price of these options is the fair market value on the date of grant. Each option will vest equally over a three-year period, and have a maximum term of ten years, subject to the non-employee director’s continued service on the board through such date. The actual value, if any, a director may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by a director will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the Black-Scholes model: market price of stock, $10.79; exercise price of option, $10.79; expected stock volatility, 156%; risk-free interest rate 4.81% (based on the 5-year treasury bond rate); expected life, 4.95 years; dividend yield 0%.

The table below shows the aggregate number of vested and unvested option awards outstanding for each non-employee director as of December 31, 2006.

Aggregate
Director	Option Awards

David G. Blackburn	78,795
Cornelius C. Bond, Jr.(6)	193,846
R. John Fletcher	120,000
Emile J. Geisenheimer	245,000
Martin T. Hart	45,000
Joseph M. Ruggio, M.D.	273,846
Craig M. Walker, M.D.	30,150

(6)	Mr. Bond retired from the Board on June 30, 2007 and may exercise these options at any time within three years from his retirement date, pursuant to the terms of the 1997 Equity Participation Plan relating to Board member options.

Employee Directors

Mr. Schulte was compensated as a full-time employee and officer but received no additional compensation for service as a board member during 2006. Information regarding the compensation awarded to Mr. Schulte is included in the Summary Compensation Table on page 18 of this proxy statement.

CHANGE IN PRINCIPAL ACCOUNTANT

On September 20, 2005, KPMG LLP (“KPMG”) was dismissed as the Company’s principal accountant and the Company engaged Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) as principal accountant for its fiscal years ended December 31, 2005 and December 31, 2006. The decision to change accountants was recommended and authorized by the Audit Committee of the Company’s Board of Directors.

In connection with the audits of the two fiscal years ended December 31, 2004, and the subsequent interim period through September 20, 2005, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG on the consolidated financial statements of the Company and subsidiary as of and for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of the Company and subsidiary as of and for the year ended December 31, 2004, contained a separate paragraph stating “as discussed in note 1(j) to the consolidated financial statements, on July 1, 2003 the Company adopted Emerging Issues Task Force Abstract No. 00-21, Revenue Arrangements with Multiple Deliverables.”

The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

EKS&H was not, during the two fiscal years ended December 31, 2004 and the interim period prior to its appointment, consulted by the Company with regard to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT COMMITTEE REPORT2

The Audit Committee of the Company’s Board of Directors is comprised of non-employee directors as required by the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The role of the Audit Committee is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2006, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has determined that the non-audit services provided in 2006 by KPMG LLP and Ehrhardt Keefe Steiner & Hottman PC are compatible with maintaining the auditor’s independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s auditors meet the applicable standards for auditor independence.

2 This Audit Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Martin T. Hart, Chair
David G. Blackburn
Dr. Joseph M. Ruggio3

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT
AND PERMISSIBLE NON-AUDIT SERVICES

Under its charter, the Audit Committee must pre-approve all engagements of Spectranetics’ independent auditors before the independent auditor is engaged to perform any audit or permissible non-audit services, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The charter authorizes the Audit Committee to establish pre-approval policies and procedures regarding Spectranetics engagement of its independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Spectranetics management. Currently, the Audit Committee pre-approves each particular service engagement on a case-by-case basis. The Audit Committee has delegated to its Chairman the authority to evaluate and approve service engagements on behalf of the full committee in the event a need arises for specific pre-approval between committee meetings. If the Chairman approves any such engagements, he will report that approval to the full Audit Committee not later than the next committee meeting.

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

EKS&H, an independent registered public accounting firm, has audited the consolidated financial statements of the Company as of and for the years ended December 31, 2006 and 2005. KPMG, an independent registered public accounting firm, audited the consolidated financial statements of the Company as of and for the year ended December 31, 2004. The Audit Committee has considered whether the provision of services by EKS&H and KPMG, other than their respective audits of the consolidated financial statements of the Company and their respective reviews of the quarterly consolidated financial statements during these periods, is compatible with maintaining EKS&H’s and KPMG’s independence.

During 2006 and 2005, EKS&H and KPMG provided the following services to Spectranetics:

EKS&H	2006 Fees	2005 Fees

Audit Services	$187,415	$46,309
Audit-related Services	$46,897	$19,729
Tax Services	$—	$—
All Other Services	$—	$—

KPMG	2006 Fees	2005 Fees

Audit Services	$43,900	$134,365
Audit-related Services	$—	$182,491
Tax Services	$49,448	$36,900
All Other Services	$—	$—

Audit Services.  Fees for audit services provided by EKS&H for 2006 and 2005 include the annual audits, the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the third quarter of 2005 and the first through third quarters of 2006, and assistance with and review of documents filed

3 Dr. Ruggio resigned from the Audit Committee effective March 5, 2007 and Mr. Geisenheimer was appointed to fill the vacancy.

with the SEC. Audit services also includes issuance of comfort letters and other services associated with SEC registration statements.

Fees for audit services provided by KPMG for 2006 and 2005 include the portion of the 2004 annual audit performed and billed in 2005; their review of the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the first two quarters of 2005, and assistance with and review of documents filed with the SEC, including the issuance of their consent for the inclusion in the 2006 and 2005 Annual Reports on Forms 10-K of their audit report on the Company’s 2004 consolidated financial statements.

Audit-related Services.  Fees for audit-related services provided by EKS&H and KMPG in 2006 and 2005 are for professional services rendered by them related to testing the effectiveness of the Company’s internal control over financial reporting as required by the Sarbanes-Oxley Act.

Tax Services.  Fees for professional tax services provided by KPMG in 2006 and 2005 consists of fees billed by KPMG for tax advice related to a tax audit in the Netherlands and the preparation of tax returns in the Netherlands.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 about equity awards under the Company’s equity compensation plans:

Number of Securities
Remaining Available
	Number of Securities				for Future Issuance
	to be Issued Upon		Weighted-Average		Under Equity
	Exercise of		Exercise Price of		Compensation Plans
	Outstanding Options,		Outstanding Options		(Excluding Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a)
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders(1)	3,837,811	(2)	$4.89	(2)	471,310	(3)

(1)	These plans consist of: (1) The 2006 Award Plan, (2) The 1997 Equity Participation Plan, (3) The 1995 Director Equity Participation Plan (the “1995 Director Plan”), and (4) The Employee Stock Purchase Plan (the “ESPP Plan”).

(2)	The Company is unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the ESPP Plan or the weighted average exercise price of outstanding rights under the ESPP Plan. Accordingly, the number of shares listed in column (a) and the weighted average exercise price listed in column (b) apply only to options outstanding under the 1997 Equity Plan and the 1995 Director Plan. The ESPP Plan provides that shares of the Company’s Common Stock may be purchased at a per share price equal to 85% of the fair market value of the Common Stock at the beginning or end of the six month offering period, whichever is lower.

(3)	Of these shares of Common Stock, 471,310 remain available for issuance under the 2006 Award Plan and 440,651 remain available for issuance under the ESPP Plan. No shares of Common Stock are available for future issuance under the 1997 Equity Participation Plan or the 1995 Director Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by it with respect to fiscal 2006, or written representations from certain reporting persons, the Company believes that all of its directors and executive officers and persons who own more than 10% of the Common Stock have complied with the reporting requirements of Section 16(a) other than (i) two late Form 4’s for Mr. Blackburn for an exercise of stock options and an option grant pursuant to the automatic grant provisions related to Board member options, (ii) a late Form 4 for Mr. Fletcher in connection with an option grant pursuant to the automatic grant provisions related to Board member options, (iii) two late Form 4s for Mr. Hart for an exercise of stock options and an option grant pursuant to the automatic grant provisions related to Board member options (iv) a late Form 4 for Dr. Ruggio in connection with an option grant pursuant to the automatic grant provisions related to Board member options, and (v) a late Form 4 for Dr. Walker in connection with an option grant pursuant to the automatic grant provisions related to Board member options.

ELECTION OF DIRECTORS
(Proposal No. 1)

The current number of members of the Board of Directors is seven. The terms of Messrs. Hart and Ruggio expire at this meeting. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated Messrs. Hart and Ruggio for re-election to the Board of Directors for a three-year term which will expire at the Company’s Annual Meeting in 2010, or when their successor is duly elected and qualified.

The nominees have expressed their willingness to serve, but if because of circumstances not contemplated a nominee is not available for election, the proxy holders appointed by proxy intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each of the nominees is set forth in the section entitled “BUSINESS EXPERIENCE OF DIRECTORS.”

Vote and Recommendation

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE PERSONS NOMINATED AS DIRECTOR.

AMENDMENT TO 2006 INCENTIVE AWARD PLAN
(Proposal No. 2)

2006 Incentive Award Plan

On March 6, 2007, the Board adopted, subject to stockholder approval, an amendment to The Spectranetics Corporation 2006 Incentive Award Plan (the “2006 Incentive Award Plan”), to increase the maximum number of shares of the Common Stock available for issuance or award under the 2006 Incentive Award Plan by 350,000 shares. Under the current terms of the 2006 Incentive Award Plan, the maximum number of shares of the Common Stock that may be issued or awarded under the plan is equal to the sum of (a) 350,000 shares, (b) the 125,810 shares that remained available for grant under The 1997 Equity Participation Plan of The Spectranetics Corporation (the “1997 Plan”) as of the effective date of the 2006 Incentive Award Plan, and (c) any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the 2006 Incentive Award Plan. The amendment, if approved by our stockholders, would increase the maximum number of shares of the Common Stock available for issuance or award under the 2006 Incentive Award Plan to the number equal to the sum of (a) 700,000 shares, (b) the 125,810 shares that remained available for grant under the 1997 Equity Plan as of the effective date of the 2006 Incentive Award Plan, and (c) any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the 2006 Incentive Award Plan. The amendment will become effective only upon approval by our stockholders. If the amendment is not approved by our stockholders, it will not become effective and the 2006 Incentive Award Plan will continue in full force and effect in accordance with its terms.

The 1997 Plan was terminated following our 2006 Annual Meeting, except that any awards outstanding upon the termination of the 1997 Plan remained outstanding and in full force and effect in accordance with the terms of the 1997 Plan and the applicable award agreement.

The Board believes that the 2006 Incentive Award Plan promotes the success and enhances the value of the Company by linking the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. As of April 26, 2007, 210,500 shares of the Common Stock had been issued or awarded pursuant to awards under the 2006 Incentive Award Plan. The Board believes that increasing the number of shares of the Common Stock authorized for issuance or award under the plan is necessary to permit the Company to continue to align the interests of participants with those of our stockholders and to provide participants with performance-based compensation.

A summary of the material features of the 2006 Incentive Award Plan, as amended as described in this proposal, is set forth below. This summary is qualified in its entirety by reference to the 2006 Incentive Award Plan, as amended, which is publicly available at www.sec.gov.

Shares Available for Awards

If the amendment that is the subject of this Proposal No. 2 is approved by our stockholders, the maximum number of shares of the Common Stock that may be issued or awarded under the 2006 Incentive Award Plan will be equal to the sum of (a) 700,000 shares, (b) the 125,810 shares that remained available for grant under the 1997 Equity Plan as of the effective date of the 2006 Incentive Award Plan, and (c) any shares subject to awards under the 1997 Plan which terminate, expire, lapse or are settled in cash on or after the effective date of the 2006 Incentive Award Plan. However, in order to reduce the stockholder transfer value cost of the 2006 Incentive Award Plan, the plan provides that this share reserve is reduced by 1.50 shares for each share delivered in settlement of a full value award (generally, any award other than a stock option or stock appreciation right). In order to satisfy the applicable regulations under the Internal Revenue Code relating to incentive stock options, the 2006 Incentive Award Plan provides that the maximum number of shares of the Common Stock that may be delivered thereunder upon the exercise of incentive stock options is 700,000 shares. If approved, this amendment would increase each of the number of shares in clause (a) above and the number of shares that may be delivered upon the exercise of incentive stock options from 350,000 to 700,000.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares of Common Stock subject to the award will again be available for the grant of an award pursuant to the 2006 Incentive Award Plan. Any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will not be available for subsequent grant under the 2006 Incentive Award Plan. For purposes of calculating the number of shares available for issuance under the 2006 Incentive Award Plan, to the extent that a stock appreciation right is settled in Common Stock, the full number of shares subject to such stock appreciation right will be counted, regardless of the actual number of shares issued upon settlement.

Eligibility

Employees, consultants and directors of the Company are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, and performance bonus awards under the 2006 Incentive Award Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. As of March 31, 2007, we had 322 employees and consultants worldwide and our board of directors included 6 non-employee directors who were eligible to participate in the 2006 Incentive Award Plan.

Administration

The 2006 Incentive Award Plan will be administered by a committee of our board consisting of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Exchange Act, an “outside director” pursuant to Section 162(m) of the Internal Revenue Code and an independent director under the rules of the principal securities market on which our shares are traded. Our Compensation Committee is the administrator of the 2006 Incentive Award Plan. However, our full Board of Directors administers the plan with respect to awards granted to our non-employee directors. In addition, our board may at any time exercise any rights and duties of the Compensation Committee under the 2006 Incentive Award Plan.

The acts of a majority of any members present at any meeting of the Compensation Committee where a majority of the members of the Compensation Committee are present, or acts unanimously approved in writing by the Compensation Committee in lieu of a meeting, are deemed acts of the Compensation Committee. Any action taken by the Compensation Committee is valid and effective, whether or not members of the committee at the time of such action are later determined not to have satisfied the requirements for membership provided in the 2006 Incentive Award Plan or the committee charter.

The plan administrator has the exclusive authority to administer the plan, including, but not limited to, the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, provided that the plan administrator does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Awards

The 2006 Incentive Award Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the 2006 Incentive Award Plan may be assigned, transferred or otherwise disposed of by the grantee, except to the Company, or by will or the laws of descent and distribution. The plan administrator may, however, permit an award to be transferred without consideration to certain persons or entities related to the participant or who are otherwise approved, provided that no transfer of an incentive stock option will be permitted to the extent that the transfer would cause the option to fail to qualify as an “incentive stock option” under the Internal Revenue Code.

The maximum number of shares of the Common Stock which may be subject to awards granted to any one participant during any calendar year is 250,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $5,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Incentive Award Plan. The option exercise price of all stock options granted pursuant to the plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the Common Stock unless the exercise price is at least 110% of the fair market value at the time of grant. For purposes of the 2006 Incentive Award Plan, provided that the Common Stock continues to be traded on the Nasdaq National Market or another exchange, the “fair market value” of the Common Stock on any given date is the closing price of a share as reported in the Wall Street Journal (or such other source as we may deem reliable) for that date, or if no sale occurred on that date, the first trading day immediately prior to such date during which a sale occurred. The closing price of a share of the Common Stock as reported on the Nasdaq National Market on April 26, 2007 was $10.67 per share.

Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess is treated as a nonqualified stock option.

The plan administrator determines the methods of payment of the exercise price of an option, including, without limitation, cash, shares of the Common Stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof (including shares issuable upon exercise of the option) or other property acceptable to the plan administrator (including the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us not later than settlement of such sale). However, no participant who is a member of our Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act may be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of the Common Stock on the date of grant, such term may not exceed 5 years.

Options to Non-Employee Directors

Under the 2006 Incentive Award Plan, each newly elected non-employee director is automatically granted a non-qualified stock option to purchase 45,000 shares of Common Stock on the date of the director’s initial election to our Board of Directors. In addition, each non-employee director who has served at least three years as a non-employee director is granted an additional non-qualified stock option to purchase 45,000 shares of Common Stock on the third anniversary of the date of his or her initial election to the Board of Directors and on each third anniversary thereafter, so long as he or she continues to serve as a non-employee director through such date. Members of the Board of Directors who are employees of the Company who subsequently retire from the Company but who remain on the Board of Directors, will not receive an initial grant of an option to purchase 45,000 shares of the Common Stock. However, to the extent that such former employee is otherwise eligible, he or she will receive an option to purchase an additional 45,000 shares of our Common Stock on the third anniversary of the annual meeting of stockholders immediately following his or her retirement and on each third anniversary thereafter (so long as he or she remains a non-employee director through such date).

The exercise price of all options granted to non-employee directors is 100% of the fair market value of a share of the Common Stock on the date that the option is granted. Options granted to non-employee directors become exercisable in cumulative annual installments of 33 1/3% on each of the first, second and third anniversaries of the date of grant, and the term of each option is 10 years from the date of grant. If the amendment that is the subject of this Proposal No. 2 is approved by our stockholders, upon termination of the non-employee director’s directorship, all outstanding options which have become exercisable will remain exercisable for 12 months following the termination of directorship (or for such longer period as the Board of Directors may determine, but in no event beyond the term of the option). Any option or portion of an option which has not become exercisable on the date of termination will not become exercisable thereafter, unless otherwise determined by the Board of Directors.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A stock appreciation right (or a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Common Stock on the date of exercise of the SAR over the fair market value of a share of the Common Stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2006 Incentive Award Plan. SARs may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. The plan administrator may elect to pay SARs in cash, in the Common Stock or in a combination of cash and the Common Stock.

Other Awards Under the Plan

The 2006 Incentive Award Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and performance-based awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of the Common Stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the participant is an employee, consultant or director of the Company, provided that the plan administrator, in its sole and absolute discretion, may provide that any such award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to performance shares or performance stock units that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award will be made in cash, in the Common Stock or a combination of both, as determined by the plan administrator. Any such award will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares.  Awards of performance shares are denominated in a number of shares of the Common Stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units.  Awards of performance stock units are denominated in unit equivalent of shares of the Common Stock and/or units of value, including dollar value of shares of the Common Stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or the Common Stock) of dividends paid on the Common Stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments.  Stock payments include payments in the form of the Common Stock or options or other rights to purchase the Common Stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.  Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. The Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the Common Stock underlying the deferred stock award has been issued.

Restricted Stock Units.  Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of the Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of the Common Stock.

Performance Bonus Awards.  Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code may be a performance-based award as described below.

Performance-Based Awards

The plan administrator may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Internal Revenue Code, that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of these awards for federal income tax purposes. With respect to awards other than options and stock appreciation rights, participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes and stock-based compensation), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms or as compared to comparable performance in an earlier period or as compared to results of a peer group, industry index or other companies. With regard to a particular performance period, the plan administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of the Common Stock or the share price of the Common Stock, the plan administrator will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the aggregate number and type of shares that may be issued under the 2006 Incentive Award Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year), (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Internal Revenue Code. The plan administrator also has the authority under the 2006 Incentive Award Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to any award under the plan, including provision for the cash-out, termination, assumption or substitution of such awards.

Change in Control

Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control of the Company (as defined in the 2006 Incentive Award Plan) in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the 2006 Incentive Award Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, will determine.

Termination or Amendment

With the approval of our Board of Directors, the plan administrator may terminate, amend, or modify the 2006 Incentive Award Plan at any time. However, stockholder approval will be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options or SARs with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option or SAR beyond ten years from the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price and no award may be granted in exchange for the cancellation or surrender of an option or SAR with a per share exercise price that is greater than the fair market value on the date of such grant or cancellation.

No award may be granted pursuant to the 2006 Incentive Award Plan after the tenth anniversary of the effective date of the plan. Any awards that are outstanding on the tenth anniversary of the effective date will remain in force according to the terms of the 2006 Incentive Award Plan and the applicable award agreement.

Vesting of Full Value Awards

Full value awards will vest over a period of at least three years (or, in the case of vesting based upon attainment of certain performance goals, over a period of at least one year). However, full value awards that result in the issuance of an aggregate of up to 5% to the total issuable shares under the 2006 Incentive Award Plan may be granted without any minimum vesting periods. In addition, full value awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control of the Company or other special circumstances.

Code Section 409A

To the extent that the plan administrator determines that any award granted under the 2006 Incentive Award Plan is subject to Section 409A of the Internal Revenue Code (“Section 409A”), the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A. In the event that the plan administrator determines that any award may be subject to Section 409A, the 2006 Incentive Award Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.

Federal Income Tax Consequences

Stock Options.

With respect to nonqualified stock options, the Company or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value on the date of exercise of the shares received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If the Common Stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the Common Stock will be treated as a long-term capital gain or loss, and the Company or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Other Awards.

The current federal income tax consequences of other awards authorized under the 2006 Incentive Award Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Code Section 409A.

Certain types of awards under the 2006 Incentive Award Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2006 Incentive Award Plan and awards granted under the 2006 Incentive Award Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.

Tax Deductibility and Section 162(m) of the Code.

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Incentive Award Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations.

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

The 2006 Incentive Award Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the participant rather than in cash.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Incentive Award Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Plan Benefits

Except with respect to automatic formula grants to our non-employee directors, awards under the 2006 Incentive Award Plan are subject to the discretion of the plan administrator and [no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the plan]. Therefore, it is not possible to determine the future benefits that will be received by participants other than our non-employee directors in the 2006 Incentive Award Plan. Our non-employee directors will be entitled to receive future automatic formula grants of non-qualified stock options under the plan as described above.

Certain tables above under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to our individual named executive officers under the 2006 Incentive Award Plan. In addition, the following table provides information as of December 31, 2006, with respect to awards granted under the plan to our individual named executive officers and other groups in the year ended December 31, 2006.

	Awards Granted Under 2006 Incentive Award Plan
	in Fiscal Year 2006
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable(1)	Unexercisable(2)	Price	Date

John G. Schulte	0	0	—	—
Guy A. Childs	0	0	—	—
Jonathan W. McGuire	0	0	—	—
Stephen D. Okland, Jr.	0	0	—	—
Kelly W. Elliott	0	0	—	—
All current executive officers as a group	0	0	—	—
All directors who are not executive officers as a group	0	0	—	—
All employees who are not executive officers as a group	—	4,500	$11.61	12/11/16

(1)	The closing price of a share of the Common Stock as reported on the Nasdaq National Market on April 26, 2007 was $10.67 per share.

(2)	All options have a vesting period of four years with 25% vesting on the first anniversary of the grant date with 6.25% vesting each calendar quarter thereafter.

Vote Required

Approval of the amendment to the 2006 Incentive Award Plan requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2006 INCENTIVE AWARD PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 3)

The Audit Committee has selected, and the Board of Directors has ratified, the firm of EKS&H, which has served as independent auditors of the Company since September 2005, to serve as the Company’s independent registered public accounting firm for fiscal year 2007. A representative of EKS&H is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. This selection is being submitted for ratification at the meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of EKS&H. See “Report of the Audit Committee” earlier in this Proxy Statement for further information regarding the Company’s independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF SUCH APPOINTMENT.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

As permitted by the Securities and Exchange Commission’s proxy rules, the Company will deliver only one annual report and one proxy statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. This practice is designed to reduce our printing and mailing costs. The Company will, upon written or oral request, promptly deliver a separate copy of the annual report and/or proxy statement to a stockholder at a shared address to which single copies of the documents were delivered. You may make such request by contacting the Company’s Corporate Secretary at 96 Talamine Court, Colorado Springs, Colorado 80907, telephone (719) 633-8333. Stockholders wishing to receive a separate annual report and/or proxy statement in the future or stockholders sharing an address wishing to receive a single copy of each of the annual report and proxy statement in the future may also contact the Company’s Chief Financial Officer as referenced above.

2006 ANNUAL REPORT TO STOCKHOLDERS

A copy of our 2006 Annual Report to Stockholders has been mailed concurrently with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Annual Meeting. The 2006 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K FOR THE 2006 FISCAL YEAR

On March 16, 2007 we filed with the SEC an Annual Report on Form 10-K for the 2006 Fiscal Year. The Form 10-K has been reprinted as part of our 2006 Annual Report to Stockholders. Stockholders may also obtain a copy of the Form 10-K and any of our other SEC reports, free of charge, from the SEC’s website at www.sec.gov or from our website at www.spectranetics.com, or by writing to our Corporate Secretary, The Spectranetics Corporation, 96 Talamine Court, Colorado Springs, Colorado 80907. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

OTHER MATTERS

The Board of Directors knows of no other matters, other than the matters set forth in this Proxy Statement, to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the proxies will vote such proxy in accordance with their best judgment on any such matter. The persons named in the proxies will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

Under the applicable rules of the SEC, a stockholder who wishes to submit a director nomination or a proposal for inclusion in the proxy statement of the Board of Directors for the Annual Meeting of Stockholders to be held in 2008 must submit such proposal in writing to the Secretary of the Company at the Company’s principal executive offices no later than January 11, 2008. In addition, all stockholder proposals for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2007 must comply with the requirements of SEC Rule 14a-8 under the Exchange Act. The Company’s By-laws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting (but that would not be included in the Company’s proxy statement) must notify the Secretary of the Company thereof in writing no earlier than 90 days prior to the meeting and no later than the later of 60 days prior to the meeting date or 10 days following the public announcement of the meeting date by the Company. Such notice must set forth certain information specified in the Company’s By-Laws, as amended.

BY ORDER OF THE BOARD OF DIRECTORS

John G. Schulte
President and Chief Executive Officer

Dated April 30, 2007

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF A FURTHER MAILING.

THE SPECTRANETICS CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 19, 2007
9:00 a.m. (MDT)
Cheyenne Mountain Resort
3225 Broadmoor Valley Road
Colorado Springs, CO
If you consented to access your proxy information electronically, you may view it by going to The Spectranetics Corporation’s website. You can get there by typing in the following address: http://www.spectranetics.com
THE SPECTRANETICS CORPORATION
96 Talamine Court
Colorado Springs, CO 80907
proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 19, 2007.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” the nominees listed under Item 1 and “FOR” the proposals in Items 2 and 3 and, in the discretion of the Proxies, on any other matters which may properly come before the meeting.
By signing the proxy, you revoke all prior proxies and appoint John G. Schulte and Guy A. Childs, and each of them, as Proxies with full power of substitution, to vote your shares on matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.
See reverse for voting instructions.

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 18, 2007.
• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/spnc/ — QUICK ««« EASY ««« IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 18, 2007.
• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we’ve provided or return it to Spectranetics, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul MN 55164-0873.
ò Please detach here ò
The Board of Directors Recommends a Vote FOR the following proposals.

Proposal 1: Election of Directors

1.	Martin T. Hart	☐ FOR	☐ WITHHELD

2.	Joseph M. Ruggio, M.D.	☐ FOR	☐ WITHHELD

Proposal 2: Approval of Amendment to 2006 Incentive Award Plan

		☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3: Ratification of Appointment of Independent Auditors

		☐ FOR	☐ AGAINST	☐ ABSTAIN
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	☐
Indicate changes below:		Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustee’s administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.